               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 15, 1999




Commission    Registrant; State of Incorporation;      IRS Employer
File Number       Address; and Telephone Number      Identification No.
-----------------------------------------------------------------------

1-11375       UNICOM CORPORATION                        36-3961038
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box A-3005
         Chicago, Illinois 60690-3005
         312/394-7399


1-1839        COMMONWEALTH EDISON COMPANY               36-0938600
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box 767
         Chicago, Illinois 60690-0767
         312/394-4321




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Item 5.  Other Events

On December 15, 1999, Commonwealth Edison Company ("ComEd"), a subsidiary of Unicom Corporation, completed the sale of its fossil generating plants to Midwest Generation, the Chicago-based independent power generating unit of Edison International, for $4.8 billion in cash.

Upon completion of the sale, power purchase agreements with Midwest Generation became effective. The power purchase agreements allow ComEd to purchase all or some of the generating output of the sold fossil plants for a period of up to five years. For additional information regarding the power purchase agreements, see Unicom's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, Note 4 of Notes to Financial Statements.

The press release announcing the completion of the sale of the fossil plants is attached as Exhibit 99 and incorporated herein by reference.




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                           SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                  UNICOM CORPORATION
                                          (Registrant)


Date: December 16, 1999      By:        Ruth Ann M. Gillis
                                    ------------------------
                                        Ruth Ann M. Gillis
                                     Senior Vice President





                                   COMMONWEALTH EDISON COMPANY
                                          (Registrant)


Date: December 16, 1999       By:       Ruth Ann M. Gillis
                                    -------------------------
                                       Ruth Ann M. Gillis
                                     Senior Vice President


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         Exhibit Index

Exhibit
Number        Description of Exhibit

1.    None

2.    None

4.   None

16.  None

17.  None

20.  None

23.  None

24.  None

27.  None

99.  Press release dated December 15, 1999

NEWS RELEASE                            <COMED LOGO>

From:     Corporate Communications
          Bank One Plaza
          P.O. Box 767
          Chicago, Illinois 60690-0767
          www.ucm.com


Contact:  Adrienne Levatino             FOR IMMEDIATE RELEASE
          (312) 394-3003                December 15, 1999


    UNICOM COMPLETES SALE OF FOSSIL PLANTS AND PEAKING UNITS
     Midwest Generation Assumes Ownership of Unicom's Non-
     Nuclear Generation Fleet


          CHICAGO- John W. Rowe, chairman and chief executive officer of Unicom Corporation and Commonwealth Edison Company ("ComEd"), today announced that ComEd has completed the sale of its six coal-fired generating plants, its Collins Station and nine peaking unit sites to Midwest Generation, the Chicago-based independent power generating unit of Edison International.

          The $4.8 billion sale will result in a gain of approximately $1.5 billion after taxes and satisfaction of sales related obligations. The gain will enable Unicom to improve its financial structure and fund new investments, Rowe said. First, the gain will provide recovery of ComEd's nuclear-related regulatory assets, as allowed under the Illinois Electric Service Customer Choice and Rate Relief Law of 1997. "This will provide a more competitive balance sheet as we continue to transition to an open market for the generation and sale of electricity," he continued. Second, a portion of the cash proceeds will provide funding for new projects to improve the reliability of ComEd's transmission and distribution system.

          Additionally, by dividing one of the largest generation fleets in the Midwest in half, ComEd is helping to develop further competition in the Illinois energy marketplace, thus creating a healthy, open electricity market. "Indeed, many states have required sales like these to jump-start competition," noted Rowe. "A buyer of Edison International's caliber, with its strong track record for reliable performance, demonstrates in the clearest possible way that the restructuring law is working as the Illinois legislature intended."

          "Our number one priority continues to be providing our customers with a reliable supply of electricity," said Rowe. "This sale is a double win because the proceeds will help us fund the over $1.5 billion in spending we have committed to improve our transmission and delivery system, while our power purchase contracts with Midwest Generation will ensure that we still have access to the electricity produced at the plants they are purchasing."


                         --more--

Unicom Completes Fossil/Peaking Unit Sale
Add One

     The sale will produce a one-time income tax benefit for the state of Illinois of more than $200 million, making this one of the largest tax gains in Illinois history. ComEd has preserved an option to execute a like-kind exchange for two of the fossil stations being sold and thereby defer federal tax liability, subject to identifying appropriate property and to approval by the Company's board of directors. ComEd will also contribute $250 million of the sale proceeds to a newly established environmental trust fund, of which $25 million is dedicated to coal research and related projects.

     The properties which were sold include the six coal-fired plants that together have 5645 MW of generating capacity:
Crawford (542MW, Chicago); Fisk (326MW, Chicago); Waukegan (789MW, Waukegan); Joliet (1358MW, Joliet); Will County (1092MW, Lockport) and Powerton (1538MW, Pekin). Collins Station, located in Morris, Illinois, has 2698MW of generating capacity and runs on natural gas or oil. The peaking units have a combined capacity of 1429MW, are fueled by either gas or oil and are located at nine ComEd sites: Chicago (three locations), Waukegan, Joliet, Lombard, Rockford, Aurora, and Chicago Heights.

                              # # #

Incorporated in 1994 and based in Chicago, Unicom Corporation (NYSE:UCM) is a public company dedicated to meeting the energy needs of residential, commercial, industrial and wholesale customers. With $7 billion in revenues, Unicom Corporation is the parent holding company to Commonwealth Edison Company (ComEd), its principal subsidiary, and Unicom Enterprises, Inc. (UEI), offering competitive energy-related products and services.

Engaged principally in the production, purchase, transmission, distribution and sale of electricity to retail and wholesale customers, ComEd provides service to more than 3.4 million customers across Northern Illinois, or 70 percent of the state's population.